QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
LIPID SCIENCES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

April 28, 2005

To our Stockholders:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Lipid Sciences, Inc. (the "Company") to be held at our principal executive offices at 7068 Koll Center Parkway, Suite 401, Pleasanton, California on Thursday, June 9, 2005 at 8:00 a.m., Pacific Daylight Time. Enclosed are a notice to stockholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting at the meeting.

        At the Annual Meeting, you will be asked to vote on the important matters described in detail in the notice of the 2005 Annual Meeting and proxy statement accompanying this letter. There also will be an opportunity for you to ask questions and receive information about the business of the Company.

        Included with the proxy statement is a copy of the Company's Annual Report to stockholders. We encourage you to read the Annual Report. It includes information on the Company's operations as well as the Company's audited financial statements.

        Please take this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,

Richard G. Babbitt Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL BE WITHDRAWN.

7068 Koll Center Parkway, Suite 401—Pleasanton, CA 94566—Tel 925-249-4000—Fax 925-249-4040

April 28, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2005

To our Stockholders:

        The 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Lipid Sciences, Inc., a Delaware corporation (the "Company" or "Lipid Sciences"), will be held on Thursday, June 9, 2005 at 8:00 a.m., Pacific Daylight Time, at our principal executive offices located at 7068 Koll Center Parkway, Suite 401, Pleasanton, California for the purpose of considering and voting upon the following matters:

  1.
  To elect two persons to serve as Class III Directors for a three-year term; and

  2.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on Tuesday, April 12, 2005 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        All stockholders eligible to vote at the Annual Meeting are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

By Order of the Board of Directors,

Richard G. Babbitt Chairman of the Board of Directors

Pleasanton, California
April 28, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

i

Lipid Sciences, Inc.
7068 Koll Center Parkway, Suite 401
Pleasanton, California 94566

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of Lipid Sciences, Inc. (the "Board") for use at the Company's Annual Meeting to be held on Thursday, June 9, 2005 at 8:00 a.m., Pacific Daylight Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices at 7068 Koll Center Parkway, Suite 401, Pleasanton, California.

        These proxy solicitation materials were mailed on or about April 28, 2005 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

        Stockholders of record at the close of business on Tuesday, April 12, 2005 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 24,917,263 shares of the common stock of the Company, with a par value of $0.001 per share (the "Common Stock"), were issued, outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given in accordance with this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at the address for the Company indicated above, a written notice of revocation or a duly executed proxy in either case bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

        If a stockholder's shares are held beneficially in "street" name through a nominee such as a broker, bank or other holder of record and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from such nominee confirming the stockholder's beneficial ownership of the shares.

Solicitation

        Solicitation of proxies may be made by members of the Board ("Directors"), officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for such service. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

Vote and Quorum Required

        Holders of the Common Stock are entitled to one vote for each share held as of the Record Date. Votes may be cast either in person or by proxy.

        The presence, in person or by properly executed proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at such meeting. Shares of holders that are present in person or represented by proxy at the meeting, including shares that do not vote with respect to the proposal, will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

        Proposal One:    Election of Directors is by a plurality of the votes cast by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, the two nominees receiving the greatest number of votes for their election will be elected. Abstentions and broker "non-votes" and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote for the election of Directors.

Vote for Matter on Proxy

        If the enclosed proxy card is properly signed and returned prior to the Annual Meeting with instructions on how to vote, the shares represented by such proxy will be voted in accordance with the stockholder's directions.

        If the enclosed proxy card is properly signed and returned prior to the Annual Meeting without instructions on how to vote, the shares represented by such proxy will be voted FOR the Director nominees listed on the proxy card.

Additional Matters at the Annual Meeting

        The Company does not know of any other matters that will be considered at the Annual Meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the Annual Meeting, the proxies will be voted against the proposal. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

        The Board is currently divided into three classes. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are duly elected and qualified. One of three classes is elected each year at the Annual Meeting to succeed the Directors whose terms are expiring. At the Annual Meeting, the terms for the Directors in Class I, II and III of the Board expire in 2006, 2007 and 2008, respectively.

        The Board has nominated Richard G. Babbitt and Gary S. Roubin, M.D., Ph.D. to be elected at the Annual Meeting as Class III Directors.

        The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve if elected, proxies will be voted in favor of such substitute nominee as may be nominated by the Board.

        The principal occupation and certain other information is set forth below regarding the nominees for election at the Annual Meeting and the other members of the Board whose terms of office will continue after the Annual Meeting. Information about the stock ownership of the nominees and other Directors can be found on page 11.

The Board of Directors recommend
a vote FOR each of the nominees listed above.

Board of Directors

        The names of and certain other information regarding the members of the Board and the nominees are set forth in the table below. Ages are provided as of March 31, 2005.

Name	Age	Position with the Company
Richard G. Babbitt (C) (1) (2) (4)	78	Chairman of the Board
S. Lewis Meyer, Ph.D. (A) (4)	60	President, CEO and Director
H. Bryan Brewer, Jr., M.D. (B)	66	Director
Bosko Djordjevic (B) (1) (2) (3)	51	Director
Frank M. Placenti (B) (1) (2) (3) (4)	51	Director
William A. Pope (A) (3)	49	Director
Gary S. Roubin, M.D., Ph.D. (C) (3)	56	Director

(A)
Class I Director. Term of office as a Director will continue until the Annual Meeting of Stockholders to be held in 2006 or until his successor has been duly elected and qualified or until his earlier resignation or removal.

(B)
Class II Director. Term of office as a Director will continue until the Annual Meeting of Stockholders to be held in 2007 or until his successor has been duly elected and qualified or until his earlier resignation or removal.

(C)
Nominated as a Class III Director. If elected, term of office as a Director will continue until the Annual Meeting of Stockholders to be held in 2008 or until his successor has been duly elected and qualified or until his earlier resignation or removal.

(1)
Current member of the Nominating and Corporate Governance Committee.

(2)
Current member of the Audit Committee.

(3)
Current member of the Compensation Committee.

(4)
Current member of the Executive Committee.

        Pursuant to the Stock Purchase Agreement among Sun NZ, L.L.C. ("Sun NZ"), NZ Corporation ("NZ") and Pre-Merger Lipid Sciences, a private Delaware corporation ("Pre-Merger Lipid Sciences"), Sun NZ, a large stockholder of the Company, has the right to nominate one-third of the Company's Directors if our entire Board consists of nine or more persons or two Directors if our entire Board consists of eight or fewer persons. This right is subject to reduction or elimination if Sun NZ fails to meet minimum shareholding requirements set forth in such stock purchase agreement. Mr. Pope, a Director of the Company, is the President and a Director of Sun NMA, Inc. ("Sun NMA"), the Managing Member of Sun NZ. SunChase Holdings, Inc. is the principal stockholder of Sun NMA. Messrs. Pope and Placenti were both nominated by Sun NZ to be members of our Board.

Richard G. Babbitt.    Mr. Babbitt was elected to our Board and has served as Chairman of the Board since September 2002. He currently serves as the Company's Lead Independent Director; Chairman of the Audit and Nominating and Corporate Governance Committees; and as a member of the Executive Committee of the Board. Mr. Babbitt served as Chairman of the board of directors of Inamed Corporation, a medical device company that develops, manufactures and markets a diverse line of medical devices including breast implants for both aesthetic and reconstructive purposes, a range of dermal products to correct facial wrinkles and the LAP-BAND and BIB systems used to treat severe and morbid obesity, from July 1998 to December 2002. From 1999 to 2002, Mr. Babbitt also held the positions of Chief Executive Officer and President of Inamed Corporation. Before joining Inamed, he was associated with DNA Technologies, Inc., Ben Hogan Company, B.I. Industries, American Safety Equipment Corporation,

Welsh Manufacturing and Medical Supply Company in Chief Executive Officer and board positions. Mr. Babbitt is a graduate of Purdue University, where he received his Bachelor of Science in Psychology and a Bachelor of Science in Naval Science and Tactics.

S. Lewis Meyer, Ph.D.    Dr. Meyer became the President and Chief Executive Officer of the Company in April 2003 and has served as a member of our Board since July 2002. He also is a member of the Executive Committee of the Board. From June 1993 until December 2001, Dr. Meyer served as President and Chief Executive Officer of Imatron, Inc., a publicly-held company engaged in designing, manufacturing and marketing a high performance electron beam tomography scanner. Imatron, Inc. was sold to General Electric Medical Systems in December 2001. Dr. Meyer was a founder, President and Chief Executive Officer of American Health Services Corp. (now Insight Health Services), a publicly-held developer and operator of a nationwide network of diagnostic imaging and treatment centers. Dr. Meyer has also served on the board of directors of a variety of public and private companies generally in the fields of medical and biotechnology. Dr. Meyer received his Bachelor of Science in physics from the University of the Pacific and his Master's and Doctorate degrees in physics from Purdue University.

H. Bryan Brewer, Jr., M.D.    Dr. H. Bryan Brewer, Jr. has served as a member of our Board since October 2002 and has been a member of the Company's Scientific Advisory Board since March 2001. In April 2005, Dr. Brewer became the Director of Lipoprotein and Atherosclerosis Research at the Cardiovascular Research Institute at Washington Hospital Center in Washington, D.C. From 1976 to March 2005, Dr. Brewer was the Chief of the Molecular Disease Branch at the National Heart, Lung, and Blood Institute, National Institutes of Health ("NIH"), in Bethesda, Maryland. His research led to the first published sequences for human plasma apolipoproteins, the initial determination of plasma apolipoproteins metabolism in normal and hyperlipidemic individuals, and the identification of multiple gene defects leading to genetic dyslipoproteinemias. More recently, Dr. Brewer pioneered the use of transgenic mice and rabbits, as well as recombinant adenovirus vectors to identify genes that modulate lipoprotein metabolism and the development of atherosclerosis. Dr. Brewer has been the recipient of the JD Lane Investigator Award from the Public Health Service, the Heinrich Wieland Prize from the Federal Republic of Germany and the Public Health Service Commendation, Meritorious Service and Distinguished Service medals from the NIH. He has served as a member of the Board of National Cholesterol Education Program, which established U.S. treatment guidelines for patients with hyperlipidemia. He has published more than 400 original reports and 70 reviews and book chapters on the subjects of genetic dyslipoproteinemias, lipoprotein metabolism, and atherosclerosis. Dr. Brewer earned his Bachelor of Science from Johns Hopkins University, and Doctorate of Medicine from Stanford University School of Medicine. He completed his internship and residency training in internal medicine at Massachusetts General Hospital in Boston, Massachusetts.

Bosko Djordjevic.    Mr. Djordjevic has served on our Board since March 2004 and is currently a member of the Nominating and Corporate Governance, and Audit Committees of the Board. Mr. Djordjevic has had a long-term association with Lipid Sciences. He is a founder, significant stockholder and one of the original investors of Pre-Merger Lipid Sciences. In addition, from January 2000 until November 2000 he served as a member of the board of directors of Pre-Merger Lipid Sciences and was instrumental in the formation of the Company's Scientific Advisory Board. Over the past 20 years, Mr. Djordjevic has been an active private investor with experience in early, development-stage companies. He also has a broad business background which includes consulting to international engineering and construction firms, real estate development and experience in the entertainment industry.

Frank M. Placenti.    Mr. Placenti has served as a member of our Board since November 2001. He currently serves as Chairman of the Compensation Committee and as a member of the Executive, Nominating and Corporate Governance, and Audit Committees of the Board. Mr. Placenti has been a partner in the international law firm of Bryan Cave LLP since March 1997, where he heads the firm's Phoenix Corporate Finance and Transaction Practice Groups and serves as a Co-Leader of the firm's Transaction Client

Service Group. Prior to that time, Mr. Placenti was a partner in the law firm of Brown and Bain, P.C., from April 1994 to March 1997. His practice emphasizes the representation of public companies in mergers, acquisitions, financings and corporate governance matters. Mr. Placenti earned his Bachelor of Arts and Juris Doctorate from The Ohio State University.

William A. Pope.    Mr. Pope has served as a member of our Board since the merger of NZ and Pre-Merger Lipid Sciences in November 2001 and is currently a member of the Compensation Committee of the Board. Mr. Pope has served as a Director of NZ since 1994. Mr. Pope served as President and Chief Executive Officer of NZ from June 1994 until November 1997. Since 1990, Mr. Pope has served as President and Chief Executive Officer of SunChase Holdings, Inc. and its affiliated companies. Prior to 1993, Mr. Pope served as Executive Vice President and Chief Operating Officer of SunChase Holdings, Inc. and its affiliated companies. SunChase Holdings, Inc. is engaged in the business of acquiring, developing, managing and marketing residential and commercial properties. Mr. Pope also is the President and a Director of Sun NMA, Inc., the Managing Member of Sun NZ, a large stockholder of the Company. SunChase Holdings, Inc. is the principal stockholder of Sun NMA, Inc. Mr. Pope also serves as a Corporate Board Member for Boys and Girls Clubs of Metropolitan Phoenix, and Kids at Hope and serves on the Advisory Board for The Jason Kidd Foundation and Todd Thomas Foundation.

Gary S. Roubin, M.D., Ph.D.    Dr. Roubin has served on our Board since May 2000 and is currently a member of the Compensation Committee of the Board. Dr. Roubin is currently Chairman, Department of Cardiac and Vascular Intervention at Lenox Hill Hospital in New York, a position he has held since 2004. He is also a Clinical Professor of Medicine at New York University School of Medicine. From 1997 to 2003, Dr. Roubin was Chief of Endovascular Services at Lenox Hill Hospital in New York. From November 1989 to October 1997, he was Professor of Medicine and Radiology and Director of the Cardiac Catheterization Laboratories and Intervention Cardiology Section at the University of Alabama at Birmingham Hospital. He is a Fellow of the Royal Australian College of Physicians, the American College of Cardiology, the Council on Clinical Cardiology of the American Heart Association, the Society for Cardiac Angiography and Intervention, Society for Vascular Medicine and Biology, and the International Society of Endovascular Specialists. Dr. Roubin attended medical school at the University of Queensland where he completed his degree in 1975. He received a Doctorate in Cardiovascular Physiology from Sydney University in 1983. In 1995, he was awarded a Doctorate in Medicine from the University of Queensland for his basic and clinical research in the development of coronary stenting.

The Company's Director Nomination Process

        The Nominating and Corporate Governance Committee may consider some or all of the following factors in the course of determining which candidates will be nominated to be a member of the Board:

  •
  the candidate's judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight;

  •
  the interplay of the candidate's experience with the experience of other members of the Board;

  •
  the extent to which the candidate would be a desirable addition to the Board and any committees thereof;

  •
  whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company's management; and

  •
  the candidate's ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual's experience, perspective, skills, and knowledge of the industry in which the Company operates.

        The Board's process for identifying and evaluating nominees for Director consists mainly of evaluating candidates who are recommended by the Nominating and Corporate Governance Committee. The Board

also, on a periodic basis, solicits ideas for possible candidates from a number of sources, including current members of the Board, senior level Company executives, individuals personally known to members of the Board, and the employment of one or more search firms. Stockholder nominations of Director candidates will be given the same consideration and evaluated with the same criteria as candidates that are recommended internally. Any stockholder who wishes to recommend a prospective Board nominee for the Nominating and Corporate Governance Committee to consider can write to Attn: Nominating and Corporate Governance Committee, Lipid Sciences, Inc., 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566.

Board Meetings and Director Independence and Financial Sophistication

        Our Board currently consists of seven Directors of which five Directors have been determined to be "independent" by the Board as such term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board held a total of four meetings during the fiscal year ended December 31, 2004. In addition to meetings, the Board and its committees reviewed and acted upon matters by unanimous written consent. During this period, each Director attended at least 75% of the aggregate of each of (i) the total number of meetings of the Board and (ii) the total number of meetings held by each committee of the Board on which he served, except Drs. Brewer and Roubin. The Company has a standing Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

        The Board has a policy of recommending that Directors attend the Annual Meeting of Stockholders. All of the Directors attended the 2004 Annual Meeting of Stockholders, except Dr. Roubin.

        The Board has determined that one of its members, Mr. Babbitt, possesses the attributes to be considered financially sophisticated for purposes of applicable Nasdaq Marketplace Rules and has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC.

        The Board has appointed Mr. Babbitt to fill the role of Lead Independent Director. The Lead Independent Director's responsibilities include, among other things, facilitating communications among Directors, working with the President and Chief Executive Officer to ensure appropriate information flow to the Board, chairing an executive session of the independent Directors at regularly scheduled meetings as required by Nasdaq Marketplace Rule 4350(c)(2), overseeing the established process for stockholder communication with members of the Board, and acting as a liaison between the disinterested Directors and interested parties, in the case of transaction or other matters.

Stockholder Communications with the Board

        The Board has established a process for stockholders to communicate with members of the Board. All concerns, questions or complaints regarding our compliance with any policy or law, or any other Board related communication, should be mailed to Attn: Lipid Sciences, Inc. Director Communications, 7068 Koll Center Parkway, Suite 401, Pleasanton CA, 94566. All such communications will be received and reviewed by Deborah S. Lorenz, Vice President, Investor Relations and Corporate Communications who will prepare a report for the Board or the Nominating and Corporate Governance Committee, as appropriate. In the case of accounting, audit or internal control matters, the Audit Committee will have the opportunity to discuss the inquiries and oversee any action as appropriate.

Board Committees

  Executive Committee

        The current members of the Executive Committee of the Board are Mr. Babbitt, Mr. Placenti and Dr. Meyer. The principal function of the Executive Committee is to serve in an advisory capacity to the

Board and as a resource for management. The Executive Committee does not have the power to act instead of or on behalf of the Board unless specifically authorized by the Board.

  Audit Committee

        The current members of the Audit Committee of the Board are Mr. Babbitt, Mr. Placenti and Mr. Djordjevic. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results, oversee activities, independence qualifications and performance of our independent accountants and to review the Company's financial control procedures and personnel. The Audit Committee held four meetings during the fiscal year ended December 31, 2004. The Board has determined that members Mr. Babbitt, Mr. Placenti and Mr. Djordjevic of the Audit Committee are "independent directors" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board has determined that Mr. Babbitt is an "audit committee financial expert" as defined by the rules and regulations of the SEC and qualifies as a financially sophisticated audit committee member as required under Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules.

        On March 18, 2004, the Board approved an updated Audit Committee charter revised to reflect corporate governance developments and requirements under the federal securities laws and Nasdaq Marketplace Rules. Such charter was attached to the Company's 2004 Proxy Statement filed with the Securities and Exchange Commission on April 29, 2004.

  Compensation Committee

        The current members of the Compensation Committee of the Board are Mr. Placenti, Dr. Roubin, Mr. Pope and Mr. Djordjevic. The Compensation Committee determines compensation and benefits for Directors and the Company's executive officers. The Compensation Committee held five meetings during the fiscal year ended December 31, 2004. The Board has determined that each member of the Compensation Committee is an "independent director" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

  Nominating and Corporate Governance Committee

        The current members of the Nominating and Corporate Governance Committee are Mr. Babbitt, Mr. Djordjevic and Mr. Placenti. The Nominating Committee reviews potential candidates for service on the Board. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended December 31, 2004. All the nominees up for election as Directors presently are members of the Board and were recommended by the Nominating and Corporate Governance Committee and nominated for re-election by the Board. The Board has determined that each member of the Nominating and Corporate Governance Committee is an "independent director" as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

        The Board has adopted a formal charter of the Nominating and Corporate Governance Committee, effective as of March 18, 2004, addressing such matters as may be required under the federal securities laws and as required by Nasdaq Marketplace Rule 4350(c)(4)(B). Such charter was attached to the Company's 2004 Proxy Statement filed with the Securities and Exchange Commission on April 29, 2004.

Compensation of Directors

        Only non-employee Directors receive compensation for service on our Board. Each non-employee Director is paid $2,500 per month and $1,500 for each Board meeting attended. Directors who serve on committees of our Board are also paid $1,500 for each committee meeting attended. Directors who serve on multiple committees of our Board are compensated for attendance at only one committee meeting if multiple meetings occur on the same day, except the per day maximum compensation shall not apply to an Executive Committee member's attendance at a meeting of the Audit Committee or service as a member of the Audit Committee. All Directors are reimbursed for expenses incurred in connection with their service on our Board.

        In connection with their initial election to the Board, each non-employee Director, other than Mr. Babbitt and Dr. Brewer, was granted an option to purchase 80,000 shares of our Common Stock. Mr. Babbitt was granted an option to purchase 125,000 shares of our Common Stock in connection with his initial election as Chairman of the Board. Dr. Brewer was granted options to purchase 120,000 shares of our Common Stock for his position on the Board of Directors. These options vest as to one-third of the shares subject to the option on the date of grant, with the remaining shares vesting in equal installments on the first and second annual anniversaries of the date of grant, subject to automatic acceleration of vesting if the Director is not nominated by the Board to stand for re-election or if nominated, is not reelected by our stockholders at any time prior to the second anniversary of the date of grant.

        During the 2003 fiscal year, Mr. Babbitt, Mr. Placenti and Dr. Meyer were granted options to purchase 275,000, 220,000 and 170,000 shares of Common Stock, respectively, for their past and continuing service as members of the Executive Committee. These options, other than 100,000 options granted to Mr. Babbitt, carry the same vesting provisions as those awarded to non-employee Directors upon their initial election to the Board. With respect to the 100,000 options granted to Mr. Babbitt, options to purchase 50,000 shares of Common Stock vested on the date of grant, with options to purchase an additional 50,000 shares of Common Stock vesting 6 months from the anniversary of the grant. Dr. Brewer was also granted options to purchase 150,000 shares of our Common Stock during the 2003 fiscal year pursuant to his consulting agreement with the Company entered into on September 18, 2003. These options vest equally over forty-eight months. Dr. Brewer's consulting agreement expired on September 17, 2004. See "Management—Certain Relationships and Related Transactions".

        During the 2004 fiscal year, Mr. Babbitt and Dr. Brewer were granted options to purchase 50,000 and 25,000 shares, respectively, in recognition of their performance and contributions to our Board. These options vest as to one-half of the shares subject to the option on the date of grant, with the remaining shares vesting on the one year anniversary of the date of grant.

        In the event of a change of control of the Company, the vesting of the Directors' stock option awards will fully accelerate and the stock options will be immediately exercisable.

        Mr. Placenti serves as a Director pursuant to an arrangement between the Company and Directorship Services, Inc., ("DSI"), a company that Mr. Placenti is a 100% beneficial owner of. Mr. Placenti's employment agreement with DSI obligates him to provide his services to the Company through DSI. Pursuant to such arrangement between the Company and DSI, the Company pays to DSI all fees for Board and committee service to which Mr. Placenti would be entitled through his service as a Director. Mr. Placenti does not receive in his individual capacity any such payment by the Company. Mr. Placenti is eligible to receive future option grants and expense reimbursements directly.

MANAGEMENT

Executive Officers

        Our Executive Officers, and their ages as of March 31, 2005, are as follows:

Name	Age	Position with the Company
S. Lewis Meyer, Ph.D.*	60	President, Chief Executive Officer and Director
Sandra Gardiner	39	Chief Financial Officer
Marc Bellotti	53	Vice President — Research and Development
Jo-Ann B. Maltais, Ph.D.	56	Vice President — Scientific Affairs
Dale L. Richardson	49	Vice President — Business Development

*    S. Lewis Meyer, Ph.D. Dr. Meyer became our President and Chief Executive Officer on April 14, 2003. Dr. Meyer's biography is located on page 5 under "Board of Directors."

Sandra Gardiner.    Ms. Gardiner became our Chief Financial Officer in September 2004. From January 2003 to August 2004, Ms. Gardiner was the Chief Accounting Officer for the Company, and from February 2001 to December 2002, Ms. Gardiner was the Controller and Director of Administration for the Company. From January 1994 to January 2001, she was associated with Cardima, Inc., a manufacturer of catheter-based systems to improve the diagnosis and therapy of electrophysiologic disorders, as Corporate Controller for the first four years and as Director of Finance and Administration for the last three years. Prior to joining Cardima, Ms. Gardiner served as Corporate Controller for Comac, Inc. from March 1991 to December 1993. Ms. Gardiner began her biotechnology career with Advanced Cardiovascular Systems, currently a division of Guidant, in 1988, holding several positions in the Internal Audit, Accounting and Finance departments. Ms. Gardiner received her Bachelor of Science in Managerial Economics from the University of California at Davis.

Marc Bellotti.    Mr. Bellotti became Vice President—Research and Development in January 2003. He joined the Company in July 2001 as Vice President—Product Development. Prior to joining Lipid Sciences, Mr. Bellotti was employed by Baxter Healthcare Corporation for 25 years where he was responsible for the development, introduction and maintenance of numerous new products and systems including drugs, hardware, devices and disposables. Mr. Bellotti's most recent position at Baxter was Director of Product Development for the Advanced Engineering Design Center including Rapid Prototyping and Fabrication. Prior to that, he was Director of Product Development for the Renal Division where he was responsible for the development and introduction of Peritoneal Dialysis and its associated product line. Mr. Bellotti is the inventor on 27 U.S. patents, as well as an equivalent number of foreign patents and has several patents pending. Mr. Bellotti received both his Master's of Engineering in Biomedical Engineering and his Bachelor of Science in Biomedical Engineering from the Rensselaer Polytechnic Institute in New York.

Jo-Ann Maltais, Ph.D.    Dr. Maltais became Vice President—Scientific Affairs in August 2000. Dr. Maltais has over 20 years of experience in research and product development, clinical trials, quality assurance and regulatory affairs, sales and marketing support and customer support of extracorporeal medical devices. From 1990 to 2000, she served in various executive positions for Gambro AG and its subsidiaries, most recently as the Head of Scientific Affairs for Gambro Healthcare, Inc. Gambro AG is a company in the kidney dialysis industry. From 1984 to 1990, Dr. Maltais served as Manager, Corporate Microbiology for Minntech Corporation, a manufacturer of dialysis products. From 1979 to 1983, Dr. Maltais worked for the FDA. Dr. Maltais has a Bachelor of Science in Biology and Chemistry from Long Island University and a Doctorate in Microbiology from the University of New Hampshire and a Postdoctoral Fellowship at the University of Minnesota. She is the author of several scientific papers and inventor on nine patents.

Dale L. Richardson.    Mr. Richardson became Vice President—Business Development in January 2003. From July 2000 to December 2002 he served as Vice President—Marketing and Sales. From 1996 to 2000, he was with Fresenius AG, a company in the kidney dialysis and apheresis industries, spending his last two years there as President and Chief Operating Officer of Fresenius Hemotechnology, Inc. For the two years prior to Fresenius, Mr. Richardson was Senior Vice President, Marketing and Sales for McKesson Corporation, a drug distribution company. Mr. Richardson began his medical career with Davol, Inc., a medical products company and a subsidiary of C.R. Bard, Inc., in 1981 beginning as a sales representative and reaching the position of Vice President—Sales over an eight-year period. He then managed International Marketing, Sales and Marketing and was promoted to Vice President, Blood Management Products. Mr. Richardson received his Bachelor of Science in Business Administration from California State University, Hayward and his Master's in Business Administration from West Coast University in Los Angeles.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 31, 2005 (i) by each of our Directors, (ii) by each of our Named Executive Officers, (iii) by all Directors and Executive Officers as a group, and (iv) by each person who is known by us to own beneficially more than 5% of our Common Stock.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(2)
Directors and Named Executive Officers
Richard G. Babbitt	450,000(3)	1.8%
S. Lewis Meyer, Ph.D.	675,000(4)	2.6%
H. Bryan Brewer, Jr., M.D.	318,177(5)	1.3%
Bosko Djordjevic	1,314,661(6)	5.3%
Frank M. Placenti	266,668(4)	1.1%
William A. Pope	3,123,103(7)	12.5%
Gary S. Roubin, M.D., Ph.D.	245,902(8)	1.0%
Sandra Gardiner	227,950(9)	*
Marc Bellotti	266,158(10)	1.1%
Jo-Ann Maltais, Ph.D.	175,903(11)	*
Dale L. Richardson	253,429(12)	1.0%
Directors and Executive Officers as a group (11 persons)	7,316,951	26.2%

5% Stockholders
KAI International, LLC 190 Woodlands Drive Thornlands, Queensland 4157 Australia	4,755,013(13)	19.1%
Robert E. & Margaret M. Petersen Living Trust 6420 Wilshire Boulevard Los Angeles, California 90048	2,104,456(14)	8.4%
Sun NZ, LLC 3010 E. Camelback Road Suite 100 Phoenix, Arizona 85016	2,960,362(15)	11.9%

*
Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

(2)
All shares of Common Stock subject to options currently exercisable or exercisable within 60 days after January 31, 2005, are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Percentage of ownership is based on 24,912,263 shares of Common Stock outstanding as of January 31, 2005.

(3)
Represents shares of Common Stock issuable upon exercise of stock options, of which 25,000 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2005.

(4)
Represents shares of Common Stock issuable upon exercise of stock options.

(5)
Represents shares of Common Stock issuable upon exercise of stock options, of which 18,750 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2005.

(6)
Includes shares of Common Stock issuable upon exercise of stock options, of which 26,666 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2005.

(7)
Includes 97,477 shares of Common Stock issuable to Mr. Pope upon exercise of stock options. Based on information contained in the Schedule 13D (Amendment No. 4) filed by Sun NZ, Sun NMA, Inc. and William A. Pope with the Securities and Exchange Commission (the "SEC") on April 20, 2004, Sun NZ owns 2,960,362 shares of Common Stock. Mr. Pope, as the President and a Director of Sun NMA, the Managing Member of Sun NZ, is deemed to have beneficial ownership and shared voting and dispositive power with respect to the shares of Common Stock owned by Sun NZ. Also, Mr. Pope is deemed a beneficial owner of 9,876 shares of Common Stock he holds as custodian for his children and 46,802 shares of Common Stock that Mr. Pope holds indirectly through Sterling Pacific Assets, Inc., which he controls. The total number of shares beneficially owned by Mr. Pope includes an aggregate of 1,511,724 shares of Common Stock issued by the Company to Mr. Pope, directly, or indirectly as custodian for his children, and to Sun NZ and Sterling Pacific Assets, Inc., in

  December 2003 pursuant to rights granted to them, directly or indirectly, in connection with the merger of NZ Corporation and Pre-Merger Lipid Sciences. See "Certain Relationships and Related Transactions".

(8)
Includes shares of Common Stock issuable upon exercise of stock options.

(9)
Represents shares of Common Stock issuable upon exercise of stock options, of which 51,624 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2005.

(10)
Represents shares of Common Stock issuable upon exercise of stock options, of which 46,496 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2005.

(11)
Represents shares of Common Stock issuable upon exercise of stock options, of which 10,000 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2005.

(12)
Represents shares of Common Stock issuable upon exercise of stock options, of which 34,999 shares of Common Stock are subject to stock options that will become exercisable within 60 days of January 31, 2005.

(13)
Based on information contained in the Schedule 13D and Schedule 13D (Amendment No. 1) filed by KAI International, LLC ("KAI International"), Bill E. Cham and Tania R. Chase with the SEC on February 4, 2003 and December 10, 2001, respectively, KAI International owns 4,755,013 shares of Common Stock. Dr. Cham and Ms. Chase, as the Managing Members of KAI International, are deemed to have beneficial ownership and shared voting and dispositive power with respect to the shares of Common Stock owned by KAI International.

(14)
Based on the information contained in the Schedule 13D filed by the Robert E. Petersen & Margaret M. Petersen Living Trust (the "Trust"), and its trustees, Robert E. Petersen and Margaret M. Petersen, with the SEC on December 10, 2001 and Form 4 filings on June 17, 2003, June 20, 2003, June 23, 2003, June 24, 2003 and June 30, 2003. According to such filing, Mr. and Mrs. Petersen are deemed to have beneficial ownership and shared voting and dispositive power with respect to all of the shares owned by the trust based on their status as the trustees of the Trust.

(15)
Based on information contained in the Schedule 13D (Amendment No. 4) filed by Sun NZ, Sun NMA and William A. Pope with the SEC on April 20, 2004, Sun NZ owns 2,960,362 shares of Common Stock, including 1,480,181 shares of Common Stock issued to Sun NZ by the Company in December 2003 pursuant to rights granted to it in connection with the merger of NZ Corporation and Pre-Merger Lipid Sciences. See "Certain Relationships and Related Transactions". Mr. Pope, as the President and Director of Sun NMA, the Managing Member of Sun NZ, is deemed to have beneficial ownership and shared voting and dispositive power with respect to the shares of Common Stock owned by Sun NZ.

Executive Compensation

        The following table sets forth the total compensation received in the years ended December 31, 2004, 2003 and 2002 by our Chief Executive Officer and the four other most highly paid Executive Officers of the Company who were serving as Executive Officers at the end of fiscal year ended December 31, 2004. We refer to these Executive Officers as the "Named Executive Officers."

Summary Compensation Table

Long Term Compensation
Annual Compensation
Name and Principal Position					Securities Underlying Options		All Other Compensation($)
	Year	Salary($)		Bonus($)
S. Lewis Meyer, Ph.D. President and Chief Executive Officer	2004 2003	290,000 207,647	(1)	— —	— 1,020,000	(2)	1,440 696	(3) (3)
Dale L. Richardson Vice President— Business Development	2004 2003 2002	232,415 232,415 227,756		26,015 — —	— 140,000 —		1,152 1,152 1,152	(3) (3) (3)
Marc Bellotti Vice President— Research and Development	2004 2003 2002	232,415 232,415 200,000		26,119 — —	— 160,000 —		1,152 1,152 1,152	(3) (3) (3)
Sandra Gardiner Chief Financial Officer(4)	2004 2003	182,304 180,000		34,015 —	— 200,000		902 864	(3) (3)
Jo-Ann Maltais, Ph.D. Vice President— Scientific Affairs	2004 2003 2002	175,000 175,000 182,680		9,049 — —	— 40,000 —		1,008 1,008 1,008	(3) (3) (3)

(1)
Dr. Meyer became the President and Chief Executive Officer of the Company on April 14, 2003. Accordingly, the salary amount with respect to fiscal year ended December 31, 2003 is a prorated amount reflecting the amount he was paid during the fiscal year ended December 31, 2003 for services performed as President and Chief Executive Officer.

(2)
Includes options to purchase 170,000 shares of Common Stock that were granted to him in his capacity as a member of our Board prior to his appointment as President and Chief Executive Officer.

(3)
The amount under the heading "All Other Compensation" represents premiums paid by the Company for term life insurance for the benefit of the Named Executive Officer.

(4)
Ms. Gardiner became Chief Financial Officer in September 2004. Prior to becoming Chief Financial Officer, Ms. Gardiner was the Chief Accounting Officer of the Company, a position she held from January 2003 until her appointment to Chief Financial Officer.

Option Grants in Fiscal 2004

        During 2004, options to purchase a total of 200,000 shares of our Common Stock were granted under the Lipid Sciences, Inc. 2001 Performance Equity Plan. The Company did not grant to any of the Named Executive Officers in the fiscal year ended December 31, 2004 options to purchase shares of our Common Stock or stock appreciation rights. Options granted to new employees generally expire on the tenth anniversary of the date of grant and generally vest over four years at a rate of 12.5% of the underlying shares on the sixth month following the grant date, with the remaining shares vesting monthly on a ratable basis thereafter. Options have an exercise price equal to fair market value and are generally exercisable for three months following the option holder's termination of employment without cause, one year in the event the termination is due to disability and by the option holder's legal beneficiaries for one year following an option holder's death.

Option Exercises During Fiscal 2004 and Holdings As of December 31, 2004

        The following table sets forth certain information concerning the exercise of stock options by each of our Named Executive Officers and relating to number of shares of Common Stock underlying unexercised options held by the Named Executive Officers as of the end of fiscal year ended December 31, 2004. The value realized represents the difference between the aggregate closing selling price of the shares on the date of exercise less the exercise price paid. The value of unexercised in-the-money options as of the fiscal year ended December 31, 2004, is based upon the closing price of our Common Stock on December 31, 2004, of $3.66 per share, as reported on the Nasdaq National Market, minus the exercise price, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

Aggregated Option Exercises in Fiscal 2004
and Fiscal 2004 — End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004($)
	Number of Shares Acquired Upon Exercise
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable		Unexercisable
S. Lewis Meyer, Ph.D.	—	—	675,000	425,000	1,174,050	(1)	1,177,250	(1)
Dale L. Richardson	7,472	26,886	218,430	70,000	236,480		186,200
Marc Bellotti	—	—	216,414	99,488	99,576	(1)	196,625	(1)
Sandra Gardiner	—	—	174,702	103,249	299,614		267,464
Jo-Ann Maltais, Ph.D.	—	—	165,903	20,000	96,756		53,200

(1)
The values of the options includes the value of "underwater" options, with a fair market value lower than the exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Following is information regarding employment contracts, termination of employment and change-in-control arrangements for our Named Executive Officers.

        Employment Agreement with Dr. Meyer.    Dr. Meyer became the Company's President and Chief Executive Officer on April 14, 2003. The Company entered into an employment agreement with a term of three years governing the terms and conditions of his employment with, and the compensation he is entitled to receive from, the Company in connection with his service as President and Chief Executive Officer. Under his employment agreement, Dr. Meyer is paid an annual base salary of $290,000 and is eligible to earn an annual discretionary cash bonus. The Company also granted Dr. Meyer an incentive stock option to purchase 850,000 shares of Common Stock. Dr. Meyer will also be eligible to participate in the retirement, medical, disability and life insurance plans applicable to senior officers of the Company. Dr. Meyer may terminate his employment by resigning upon 90 days written notice. The Company may also terminate Dr. Meyer's employment for cause. If Dr. Meyer resigns or the Company terminates his employment for cause, Dr. Meyer will be entitled to his accrued compensation and benefits only. If the Company terminates Dr. Meyer's employment without cause, Dr. Meyer will be entitled to the right to enter into a consulting arrangement with the Company for 12 months. As consideration for Dr. Meyer's consulting services, Dr. Meyer will continue to receive salary and benefits from the Company during the period he serves as a consultant.

        Employment Agreements with Mr. Bellotti, Ms. Gardiner and Mr. Richardson.    Each of Mr. Bellotti, Ms. Gardiner and Mr. Richardson has an employment agreement with the Company. The employment agreements, which were amended in July 2003, contain substantially similar provisions. The initial term of each agreement is for three years and automatically renews for additional one-year terms upon the expiration of the initial term unless either the Company or the Executive Officer gives notice at least 90 days prior to the expiration of the current term of the party's intent not to renew. Either the Executive Officer or the Company may terminate the agreement and the Executive Officer's employment, without cause, upon thirty days written notice. However, if the Executive Officer's employment is terminated by the Company other than for good cause, the employment agreement provides for the Executive Officer to enter into a consulting arrangement with the Company for 12 months. As consideration for the Executive Officer's consulting services, the Executive Officer will continue to receive salary and benefits from the Company during the period he or she serves as a consultant. However, if the Executive Officer obtains new full-time employment during the consulting period, any salary paid to the Executive Officer pursuant to his or her new employment will be offset against the amount the Company is obligated to pay under the consulting arrangement.

        Employment Agreement with Dr. Maltais.    Dr. Maltais has an employment agreement with the Company. The initial term of the agreement is for one year and automatically renews for additional one-year terms upon the expiration of the initial term unless either the Company or Dr. Maltais gives notice at least 60 days prior to the expiration of the current term of the party's intent not to renew. Either Dr. Maltais or the Company may terminate the agreement and Dr. Maltais' employment, without cause, upon thirty days written notice. However, if Dr. Maltais' employment is terminated by the Company other than for good cause, the employment agreement provides for Dr. Maltais to enter into a consulting arrangement with the Company for four months. As consideration for Dr. Maltais' consulting services, Dr. Maltais will continue to receive salary and benefits from the Company during the period she serves as a consultant. However, if Dr. Maltais obtains new full-time employment during the consulting period, any salary paid to Dr. Maltais pursuant to her new employment will be offset against the amount the Company is obligated to pay under the consulting arrangement.

        Stock Option Agreements.    All of the Named Executive Officers have entered into stock option agreements with the Company. The stock option agreements provide that in the event of a change in control of the Company, the vesting of the Executive Officers' stock option awards will fully accelerate and be immediately exercisable.

Compensation Committee Interlocks and Insider Participation

        During 2004 none of our Executive Officers served on the board of directors or compensation committee of another company, that had an Executive Officer serve on our Board or our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and Executive Officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such Officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        To the Company's knowledge, based solely on our review of copies of such forms received by the Company with respect to fiscal 2004, or written representations from certain reporting persons, we believe that during fiscal 2004 all of our Directors and Executive Officers and persons who own more than 10% of our Common Stock have complied with the reporting requirements of Section 16(a).

Certain Relationships and Related Transactions

        Prior to the merger with NZ, Lipid Sciences entered into a Stock Purchase Agreement with Sun NZ pursuant to which Lipid Sciences purchased 1,505,402 shares of NZ Common Stock at a price per share of $8.00. Sun NZ is a large stockholder of the Company and William A. Pope, a Director of the Company, is the President and a Director of the Managing Member of Sun NZ. The stock purchase agreement also provides for the right of Sun NZ to nominate one-third of our Directors if our entire Board of Directors consists of nine or more persons or two Directors if our entire Board of Directors consists of eight or fewer persons, subject to reduction or elimination of those rights if Sun NZ fails to meet minimum shareholding requirements. The right of Sun NZ to nominate some of our Directors is set forth in our Articles of Incorporation.

        In December 1999, we entered into an Intellectual Property License Agreement to obtain the exclusive worldwide rights to certain patents, trademarks, and technology with Aruba International Pty. Ltd., an Australian company controlled by Bill E. Cham, Ph.D., a founding stockholder of Pre-Merger Lipid Sciences and one of our former Directors. As consideration for the license, we issued Aruba 4,677,060 shares of our common stock valued at $250,000. Under this agreement, we are obligated to pay Aruba a continuing royalty on revenue in future years, subject to a minimum annual royalty amount of $500,000, 10% of any External Research Funding initiated by Dr. Cham and received by us to further this technology, as defined in the agreement, and $250,000 upon commencement of our initial human clinical trial utilizing the technology under the patents. In satisfaction of the initial $500,000 royalty payment due in 2000, we paid Aruba cash of approximately $350,000 and issued Aruba 66,817 shares of our Common Stock valued at $150,000. Prior to the merger, Aruba transferred all of its shares of Pre-Merger Lipid Sciences Common Stock to KAI International and the shares were converted into shares of our Common Stock pursuant to the merger. Our initial human clinical trial in Australia commenced during the three month period ended June 30, 2002, triggering our obligation to pay $250,000 under the agreement. For the years ended December 31, 2004, 2003 and 2002, we expensed an aggregate of approximately $500,000, $500,000 and $750,000, respectively, related to this agreement. In November 2004, all rights, title, interest and obligations covered under the Intellectual Property License Agreement were assigned to Aruba International B.V., a Netherlands company controlled by Dr. Cham. Our initial human clinical trial in Australia was paused in September 2002 and terminated in January 2003.

        In June 2001, we engaged MDB Capital Group, LLC ("MDB Capital") as our financial advisor in the merger with NZ. The engagement letter committed the Company to pay MDB Capital an advisory fee. Christopher Marlett, a former Director and the former Chairman of our Board is a principal at MDB Capital. In December 2001, we paid MDB Capital approximately $446,000, which represented a portion of the advisory fee and was based on 5% of the cash and cash equivalents of the Company immediately after the merger, as compared to Pre-Merger Lipid Sciences' cash and cash equivalents immediately prior to the merger. The remainder of the advisory fee is based on 5% of the gross sales of the Company's pre-merger assets during the two-year period after the closing of the merger, the Company's assets on the two-year anniversary of the merger and the net operating income of the Company derived from the Company's pre-merger assets during the two-year period after the closing of the merger. The estimated total advisory fee of approximately $2,446,000 was included in the purchase price of NZ on the date of the acquisition. Approximately $430,000 and $1,400,000 of the advisory fee was paid during the twelve months ended December 31, 2003 and 2002, respectively. On the two-year anniversary of the merger, the Company determined the remainder of the advisory fee to be $288,000, which was paid to MDB Capital Group, LLC in January 2004.

        We have entered into indemnification agreements with each of our Directors and Executive Officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with Lipid Sciences.

        On September 18, 2003 we entered into a service agreement with H. Bryan Brewer, Jr., M.D., a Director of the Company. Pursuant to such agreement, Dr. Brewer was obligated to provide to the Company certain consulting services for the period commencing on the effective date of the agreement until its expiration on September 17, 2004. In consideration for Dr. Brewer's services, we were required to pay Dr. Brewer $125,000 annually, payable monthly together with a non-qualified stock option award of 150,000 shares of our common stock to vest equally over a forty-eight month period. For the years ended December 31, 2004 and 2003, approximately $89,000 and $36,000, respectively, was charged to operations for fees related to the service agreement. For the years ended December 31, 2004 and 2003, approximately $395,000 and $110,000, respectively, was recorded as non-cash compensation charges related to the stock option awarded to Dr. Brewer under the service agreement.

Principal Accounting Fees and Services

        The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company's principal independent public accountants to perform the audit of the Company's financial statements for fiscal year 2005. Deloitte & Touche LLP audited the Company's financial statements for its fiscal year ended December 31, 2004. The Board expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

        The Audit Committee has reviewed the audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged for such services. In addition, for the fiscal year ending on December 31, 2005, the Audit Committee has reviewed the audit and non-audit services proposed to be performed by Deloitte & Touche LLP, as well as the fees proposed to be charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

Audit and Audit-Related Fees

        For the fiscal years ended December 31, 2004 and 2003, professional services were performed by our principal accountants Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche") in connection with the audit of the Company's annual financial statements and the review of the financial statements included in the Company's Forms 10-Q for such fiscal years.

        Audit Fees for fiscal 2004 and 2003 consist of the following:

	2004	2003
Audit Fees(1)	$157,360	$151,785
Audit-Related Fees(2)	5,950	13,440

Total	$163,310	$165,225

(1)
Includes fees billed for the audit of the Company's annual financial statements, included in the Company's Annual Report on Form 10-K, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2)
Includes accounting costs primarily associated with accounting consultations.

Tax and All Other Fees

        Tax-related and all other fees incurred by Deloitte and Touche for fiscal 2004 and 2003 consisted of the following:

	2004		2003
Tax Fees	$75,601	(1)	$92,060	(2)
All Other Fees	—		—

Total	$75,601		$92,060

(1)
Includes $57,154 paid to Delotte & Touche related to tax compliance and planning, and $18,447 paid to Deloitte and Touche related to tax advice and representation with respect to an audit of the November 30, 2001 tax year for NZ Corporation by the Internal Revenue Service.

(2)
Includes $88,615 paid to Deloitte & Touche related to tax compliance and planning and $3,445 paid to Deloitte and Touche related to tax advice with respect to the rights distribution pursuant to the merger with NZ Corporation.

        The Audit Committee has determined that the non-audit services provided by Deloitte & Touche to us in 2004 is compatible with Deloitte & Touche maintaining their independence.

REPORT OF THE COMPENSATION COMMITTEE

        As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of Executive Officers, including the President and Chief Executive Officer, and to make appropriate recommendations concerning matters of compensation. During the year ended December 31, 2004, the Compensation Committee consisted of four independent (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules), non-employee Directors: Frank M. Placenti, Bosko Djordjevic, William A. Pope and Gary S. Roubin, M.D., Ph.D.

        Compensation Philosophy.    The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives who can contribute to the continued success of the Company. Three key goals form the basis of compensation decisions for all employees of the Company:

  •
  To attract and retain the most highly qualified management and employee team;

  •
  To pay competitively compared to similar companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace; and

  •
  To motivate executives and other employees to achieve the Company's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

        Consistent with this philosophy, the Company's executive compensation program consists of base salary, annual cash incentive opportunities, participation in equity-based incentive plans and standard benefits.

        Factors.    Since the Company is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) is not appropriate in evaluating the performance of the Executive Officers. In particular, the unique nature of the biotechnology and medical device industries, specifically the absence of revenues and the fact that larger market forces have a greater impact on the Company's stock performance than actual Company achievements, makes it difficult to tie performance objectives to standard financial considerations. The primary factors that were considered in establishing the components of each Executive Officer's compensation package for the fiscal year ended December 31, 2004 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

        Base Salary.    The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with similar companies in comparable stages of development.

        Base salary represents the fixed component of the executive compensation program. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry's annual competitive pay practice movement.

        Stock Plan.    Executive Officers of the Company are eligible to receive awards under the Company's 2001 Performance Equity Plan. The primary objective of granting stock options to Executive Officers is to provide an incentive to employees to make decisions and take actions that maximize long-term stockholder value. Subject to the terms of the Company's 2001 Performance Equity Plan, the Compensation Committee determined the terms and conditions of the stock options granted to Executive Officers, including the exercise price and vesting schedule applicable to each stock option.

        Compensation for the President and Chief Executive Officer.    In addition to the factors described above for all Executive Officers, the Compensation Committee considers the degree to which the Company has attained the strategic objectives identified for a particular year in determining the compensation of the President and Chief Executive Officer. The Compensation Committee may also consider the achievement of any other individual goals that have been established for the President and Chief Executive Officer.

        Dr. Meyer has been the Company's President and Chief Executive Officer since April 14, 2003. Dr. Meyer's salary for the fiscal year 2004 was determined in accordance with his employment agreement. His salary is to be reviewed annually by the Compensation Committee and his annual performance bonus is set at the discretion of the Board, based on the achievement of certain performance objectives. In addition, under the terms of his employment agreement, the Company reimburses Dr. Meyer for all reasonable out-of-pocket expenses, related to the business of the Company. In reviewing Dr. Meyer's compensation for 2004, the Compensation Committee considered the overall status of the Company and its research and development efforts during the year, as well as the number of options held by Dr. Meyer. The Compensation Committee determined that the Company should continue to pay Dr. Meyer the annual salary provided for under his employment agreement. The Compensation Committee will continue to review Dr. Meyer's and the Company's progress to reach various milestones and determine appropriate bonus amounts in the future.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to publicly-held companies for compensation in excess of $1 million paid to a "covered employee," with such term being defined in a manner consistent with the definition of "named executive officer" under Item 402 of Regulation S-K, with limited exceptions. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the stock options granted to its Executive Officers in a manner that complies with this statute to mitigate any disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Compensation Committee believes such payment is appropriate, after taking into consideration changing business conditions, the Executive Officer's performance and the best interests of the Company's stockholders.

        Summary.    The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company.

Lipid Sciences, Inc. Compensation Committee Members*:
Frank M. Placenti, Chair Bosko Djordjevic William A. Pope Gary S. Roubin, M.D., Ph.D.
*
Members of the Compensation Committee during the year ended December 31, 2004. On March 18, 2004, the Board of Directors appointed Bosko Djordjevic to the Compensation Committee, increasing the Committee to four members.

REPORT OF THE AUDIT COMMITTEE

        During the year ended December 31, 2004, the Audit Committee of the Board consisted of Richard G. Babbitt, Frank M. Placenti, and Bosko Djordjevic, each of whom is independent as defined in Nasdaq Marketplace Rule 4200(a)(14). The Board has determined that Mr. Babbitt is an "audit committee financial expert" as defined by the rules and regulations of the SEC and qualifies as a financially sophisticated audit committee member as required under Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The management of Lipid Sciences is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and the Company's internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States. The independent auditors are responsible for expressing an opinion as to the Company's financial statements in conformity with accounting principles generally acceptable in the United States of America.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as currently in effect. The Audit Committee also considered whether the provision by the Company's independent auditors of non-audit services to the Company is compatible with maintaining the independent auditor's independence. Finally, the Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, and has discussed the independent auditors' independence with the independent auditors.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audits of the Company's financial statements have been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent."

        The Committee has been advised by Lipid Sciences that the total fees billed in fiscal year 2004 by Deloitte & Touche LLP, the Company's independent auditors, related to 2004 work were $238,911. Of that amount, an aggregate of $157,360 was for their audit of our annual financial statements for the fiscal year ended December 31, 2004, and for their review of the interim financial statements included in the Company's quarterly reports on Form 10-Q for the 2004 fiscal year. The fees of Deloitte & Touche LLP for all other services rendered to the Company during the fiscal year ended December 31, 2004 totaled $81,551, and was primarily for tax and other audit related services approved by the Audit Committee. Deloitte & Touche LLP was not engaged by Lipid Sciences during fiscal 2004 to perform any financial information systems and design services. The Audit Committee believes the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining their independence.

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in Lipid Sciences' Annual Report on Form 10-K for the last fiscal year ended December 31, 2004.

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

Lipid Sciences, Inc. Audit Committee Members:
Richard G. Babbitt, Chair Frank M. Placenti Bosko Djordjevic*
*
Mr. Djordjevic replaced Dr. Gary S. Roubin as a member of the Audit Committee on March 18, 2004.

PERFORMANCE GRAPHS

        The first graph compares the cumulative total stockholder return for the Common Stock with the cumulative total return for the Nasdaq Stock Market Index and the Nasdaq Biotechnology Index over a thirty-month period, beginning June 30, 2001, and ending December 31, 2004. The indices used in this performance graph are different from those used in years prior to the merger of NZ and Pre-Merger Lipid Sciences. Prior to the merger, the business of NZ was primarily as a real-estate holding and short-term lending company; whereas we are a development-stage, biotechnology company. Also, prior to the merger, NZ's common stock traded on the American Stock Exchange; whereas our Common Stock trades on the Nasdaq National Market. We believe the Nasdaq Stock Market Index and the Nasdaq Biotechnology Index provide a relevant comparison for future reporting by us.

        The second graph compares the cumulative stockholder return for NZ's common stock with the cumulative return for the AMEX Market Index and an industry index composed of SIC Code index 6510 companies (Real Estate Operators and Lessors) and SIC Code index 6153 companies (Short-Term Business Credit Institutions) over approximately a three-year period, beginning on December 31, 1998 and ending November 29, 2001, the closing date of the merger of NZ and Pre-Merger Lipid Sciences. The AMEX Market Index and SIC Code 6510 index were used by NZ in prior years and are included this year for comparative purposes. The SIC Code 6150 index, which was also used by NZ in prior years, was not included this year since, to our knowledge, there are no longer any publicly-traded companies classified under that SIC Code. The SIC Code 6153 index has been included because we believe it provides a relevant comparison to NZ's performance.

        The total stockholder return assumes (i) the investment of $100 at the beginning of the period in the Common Stock and each of the applicable indices and (ii) the reinvestment of all dividends.

COMPARISON OF 42-MONTH CUMULATIVE TOTAL RETURN
AMONG LIPID SCIENCES, INC., NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX AND
NASDAQ BIOTECHNOLOGY INDEX

ASSUMES $100 INVESTED ON JUNE 30, 2001

LIPID SCIENCES, INC. (DELAWARE)

	Cumulative Total Return
	6/01	9/01	12/01	3/02	6/02	9/02	12/02	3/03	6/03	9/03	12/03	3/04	6/04	9/04	12/04
LIPID SCIENCES, INC. (DELAWARE)	100.00	165.41	182.59	130.59	109.39	61.18	28.94	22.82	49.18	50.35	84.24	117.65	103.06	117.88	86.12
NASDAQ STOCK MARKET (U.S. & FOREIGN)	100.00	68.27	85.23	86.37	74.40	65.57	64.92	60.16	73.02	83.95	90.62	94.81	92.82	90.06	93.11
NASDAQ BIOTECHNOLOGY	100.00	74.00	74.21	53.96	49.89	45.59	41.28	42.92	49.28	52.41	57.9	59.47	57.30	56.27	60.08

COMPARISON OF 3-YEAR CUMULATIVE TOTAL RETURN AMONG LIPID SCIENCES, INC.,
AMEX MARKET INDEX AND SIC CODE INDICES (6510 AND 6153)

ASSUMES $100 INVESTED ON DECEMBER 31, 1998

	Cumulative Total Return
	December 31,
				November 29, 2001
	1998	1999	2000
LIPID SCIENCES, INC.	100.00	52.17	31.30	87.13
AMEX MARKET INDEX	100.00	129.18	134.67	124.43
SIC CODE 6510 INDEX	100.00	75.48	30.15	52.89
SIC CODE 6153 INDEX	100.00	83.30	83.08	97.15

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Proposals of stockholders of the Company which are intended to be presented at the Company's 2006 Annual Meeting of Stockholders and included in the Company's proxy soliciting material must be received by the Secretary of the Company, in accordance with rules of the Securities and Exchange Commission, no later than December 22, 2005.

        Proposals of stockholders of the Company which are intended to be presented at the Company's 2006 Annual Meeting of Stockholders, but are not intended to be included in the Company's proxy soliciting material, must be received by the Secretary of the Company no earlier than February 1, 2006 and no later than March 3, 2006.

2004 ANNUAL REPORT

        The Company's 2004 Annual Report, including audited financial statements for the fiscal years ending December 31, 2004, 2003 and 2002, are being forwarded to each person who is a stockholder of record as of April 12, 2005, together with this proxy statement.

        A copy of the Company's 2004 Annual Report on Form 10-K is available without charge to those stockholders who would like more detailed information concerning the Company. If you desire a copy of that document, please send a written request to Investor Relations, Lipid Sciences, Inc., 7068 Koll Center Parkway, Suite 401, Pleasanton, California 94566, or telephone: (925) 249-4031.

THE BOARD OF DIRECTORS

Pleasanton, California
April 28, 2005

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

LIPID SCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

        The signatory hereby appoint(s) Sandra Gardiner, with full power of substitution, the lawful attorney and proxy of the signatory to vote as designated on the reverse side, and, in her discretion, upon such other business as may properly be presented to the meeting, all of the shares of LIPID SCIENCES, INC. which the signatory shall be entitled to vote at the Annual Meeting of Stockholders to be held on June 9, 2005, and at any adjournments or postponements thereof.

        This proxy, when properly executed, will be voted in the manner directed by the stockholder(s) signing on the reverse side. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying proxy statement.

        PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.

(TO BE SIGNED ON REVERSE SIDE)

☒	Votes must be indicated (x) in Black or Blue ink	Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

LIPID SCIENCES, INC.'s Board of Directors recommend a vote FOR the nominees listed below

Election of Directors	To change your address mark this box ☐

FOR the nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominees listed below.	☐	EXCEPTIONS*	☐
Nominees: Richard G. Babbitt and Gary S. Roubin, M.D., Ph.D.
(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions*" box and write that nominees on the following blank line.)
Exceptions*

  Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.

Date	Share Owner sign here	Co-Owner sign here

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
MANAGEMENT
Summary Compensation Table
Aggregated Option Exercises in Fiscal 2004 and Fiscal 2004 — End Option Values
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPHS
COMPARISON OF 42-MONTH CUMULATIVE TOTAL RETURN AMONG LIPID SCIENCES, INC., NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX AND NASDAQ BIOTECHNOLOGY INDEX
COMPARISON OF 3-YEAR CUMULATIVE TOTAL RETURN AMONG LIPID SCIENCES, INC., AMEX MARKET INDEX AND SIC CODE INDICES (6510 AND 6153)
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
2004 ANNUAL REPORT